Exhibit 10.3

RESTRICTED STOCK AWARD AGREEMENT

(Pursuant to the EnergySolutions, Inc. 2007 Equity Incentive Plan)

This Restricted Stock Award Agreement (this “Agreement”) is made effective as of June 10, 2012, by and between EnergySolutions, Inc., a Delaware corporation (with any successor, the “Company”), and David J. Lockwood (the “Participant”).

R E C I T A L S:

WHEREAS, the Company has adopted the EnergySolutions, Inc. 2007 Equity Incentive Plan (the “Plan”), which Plan is incorporated herein by reference and made a part of this Agreement.  Capitalized terms not otherwise defined herein shall have the same meanings as in the Plan; and

WHEREAS, on June 10, 2012, the Compensation Committee of the Board determined that it would be in the best interests of the Company and its stockholders to grant the restricted stock provided for herein to the Participant pursuant to the Plan and the terms set forth herein on June 12, 2012 (the “Grant Date”).

NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties agree as follows:

1.             Restricted Stock Award.  Subject to the terms and conditions of the Plan and this Agreement, the Company hereby grants to the Participant, effective as of the Grant Date, 1,000,000 Shares (the “Restricted Shares”), which shall vest and become nonforfeitable in accordance with Section 3.

2.             Certificates.  Each Restricted Share will be issued as a “book account” entry in the name of the Participant on the stock transfer books of the Company until it vests in accordance with the terms of this Agreement.  Upon vesting, a certificate representing the amount of vested Restricted Shares shall be issued by the Company and delivered to the Participant or an account designated by the Participant.

3.             Vesting.  The Restricted Shares shall vest as if the Restricted Shares were the first 1,000,000 PSUs (as such term is used in the PSU Agreement) that would otherwise have become payable to the Participant pursuant to the terms of that certain Phantom Performance Share Unit Award Agreement between the Participant and the Company, dated as of the date hereof (the “PSU Agreement”) (without regard to Section 2(c) of the PSU Agreement).  To the extent that one of such first 1,000,000 PSUs would have become payable under the PSU Agreement (without regard to Section 2(c) of the PSU Agreement), one Restricted Share shall vest hereunder as contemplated by Section 2(c) of the PSU Agreement.  For the avoidance of doubt, if no PSUs become payable pursuant to the terms of the PSU Agreement, then no Restricted Shares shall vest hereunder.

4.             No Right to Continued Employment.  The granting of the Restricted Shares evidenced hereby and this Agreement shall impose no obligation on the Company or any of its subsidiaries or affiliates to continue the employment of the Participant and shall not lessen or affect any right that the Company or any of its subsidiaries or affiliates may have to terminate the employment of such Participant.

5.             Securities Laws/Legend on Certificates.  The issuance and delivery of certificates representing vested Restricted Shares shall comply with all applicable requirements of law, including (without limitation) the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, state securities laws and regulations, and the regulations of any stock exchange or other securities market on which the Company’s securities may then be traded.  If the Company deems it necessary to ensure that the issuance of securities under the Plan is not required to be registered under any applicable securities laws, each Participant to whom such security would be issued shall deliver to the Company an agreement or certificate containing such representations, warranties and covenants as the Company which satisfies such requirements.  The certificates representing the vested Restricted Shares shall be subject to such stop transfer orders and other restrictions as the Committee may deem reasonably advisable, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

6.             Transferability.  The Restricted Shares may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Participant other than by will or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any of its subsidiaries or affiliates; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.  An approved form of Beneficiary Designation is attached hereto as Exhibit A.  No such permitted transfer of the Restricted Shares to heirs or legatees of the Participant shall be effective to bind the Company unless the Committee shall have been furnished with written notice thereof and a copy of such evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions hereof.

7.             Adjustment of Restricted Shares.  Adjustments to the Restricted Shares shall be made in accordance with the terms of the Plan.

8.             Withholding.  In the event required by federal or state law, the Company shall have the right and is hereby authorized to withhold, any applicable withholding taxes in respect of the Restricted Shares, their grant, vesting or otherwise and to take such other action as may be necessary in the opinion of the Committee to satisfy all obligations for the payment of such withholding taxes.  Other than with respect to withholding taxes in respect of the Restricted Shares due upon the Participant’s making of an 83(b) Election, if requested by the Participant, and except as provided in the next sentence, the Company shall withhold and/or reacquire a number of Shares having a Fair Market Value equal to the taxes that the Company determines it is required to withhold under applicable tax laws with respect to the Restricted Shares (with such withholding obligation determined based on any applicable minimum statutory withholding rates).  In the event the Company cannot (under applicable legal, regulatory, listing or other requirements, or otherwise) satisfy such tax withholding obligation in such method, the Company may satisfy such withholding by any one or combination of the following methods: (a) by requiring the Participant to pay such amount in cash or check; (b) by deducting such amount out of any other compensation otherwise payable to the Participant; and/or (c) by allowing the Participant to surrender Shares which (i) in the case of Shares initially acquired from the Company (upon exercise of a stock option or otherwise), have been owned by the Participant for such period (if any) as may be required to avoid a charge to the Company’s earnings, and (ii) have a Fair Market Value on the date of surrender equal to the amount required to be withheld.  For these purposes, the Fair Market Value of the Shares to be withheld or repurchased, as applicable, shall be determined on the date that the amount of tax to be withheld is to be determined.

9.             Notices.  Any notification required by the terms of this Agreement shall be given in writing and shall be deemed effective upon personal delivery or courier service, or within three days of deposit with the United States Postal Service, by registered or certified mail, with postage and fees prepaid.  A notice shall be addressed to the Company, Attention:  General Counsel, at its principal executive office and to the Participant at the address that he or she most recently provided to the Company.

10.           Entire Agreement.  This Agreement, the Plan and the PSU Agreement constitute the entire contract between the parties hereto with regard to the subject matter hereof.  They supersede any other agreements, representations or understandings (whether oral or written and whether express or implied) which relate to the subject matter hereof.

11.           Waiver.  No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition whether of like or different nature.

12.           Successors and Assigns.  The provisions of this Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and upon the Participant, the Participant’s assigns and the legal representatives, heirs and legatees of the Participant’s estate, whether or not any such person shall have become a party to this Agreement and agreed in writing to be joined herein and be bound by the terms hereof.

13.           Choice of Law; Jurisdiction; Waiver of Jury Trial.  This Agreement shall be governed by the laws of the State of New York, excluding any conflict or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction.

SUBJECT TO THE TERMS OF THIS AGREEMENT, THE PARTIES AGREE THAT ANY AND ALL ACTIONS ARISING UNDER OR IN RESPECT OF THIS

AGREEMENT SHALL BE LITIGATED IN THE FEDERAL OR STATE COURTS IN UTAH.  BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH PARTY IRREVOCABLY SUBMITS TO THE PERSONAL JURISDICTION OF SUCH COURTS FOR ITSELF, HIMSELF OR HERSELF AND IN RESPECT OF ITS, HIS OR HER PROPERTY WITH RESPECT TO SUCH ACTION.  EACH PARTY AGREES THAT VENUE WOULD BE PROPER IN ANY OF SUCH COURTS, AND HEREBY WAIVES ANY OBJECTION THAT ANY SUCH COURT IS AN IMPROPER OR INCONVENIENT FORUM FOR THE RESOLUTION OF ANY SUCH ACTION.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

14.           Restricted Shares Subject to the Plan.  By entering into this Agreement the Participant agrees and acknowledges that the Participant has received and read a copy of the prospectus relating to the Plan.  The Restricted Shares are subject to the Plan.  The terms and provisions of the Plan and the PSU Agreement, in each case as may be amended from time to time, are hereby incorporated herein by reference (subject to the limitation set forth in Section 15).  In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.  The Participant has had the opportunity to retain counsel, and has read carefully, and understands, the provisions of the Plan, the Agreement and the PSU Agreement.

15.           Amendment.  The Committee may amend or alter this Agreement and the Restricted Shares granted hereunder at any time; provided that, subject to Articles 11, 12 and 13 of the Plan, no such amendment or alteration shall be made without the consent of the Participant if such action would materially diminish any of the rights of the Participant under this Agreement or with respect to the Restricted Shares.

16.           Section 83(b) Election.  In the event the Participant determines to make an election with the Internal Revenue Service (the “IRS”) under Section 83(b) of the Code and the regulations promulgated thereunder (the “83 (b) Election”), the Participant shall provide a copy of such form to the Company promptly following its filing, which is required under current law to be filed with the IRS no later than 30 days after the Grant Date of the Restricted Shares.  The Participant is advised to consult with his or her own tax advisors regarding the purchase and holding of the Restricted Shares, and the Company shall bear no liability for any consequence of the Participant making and 83(b) Election or failing to make an 83(b) Election.

17.           Clawback.  The Restricted Shares are subject to the terms and conditions of any of the Company’s applicable recoupment or clawback policies (as previously adopted, and as may be amended or restated from time to time).  Notwithstanding the foregoing, the Company may, in its sole discretion, implement any recoupment or clawback policies or make any changes to any of the Company’s existing recoupment or clawback policies, as the Company deems necessary or advisable in order to comply with applicable law or regulatory guidance (including, without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act).

18.           Severability.  The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

19.           Signature in Counterparts.  This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Restricted Stock Award Agreement effective as of the date first written above.

ENERGYSOLUTIONS, INC.

By	/s/ Steven R. Rogel
Steven R. Rogel
Chairman of the Board of Directors

Participant

/s/ David J. Lockwood
David J. Lockwood

EXHIBIT A

Beneficiary Designation for Performance Share Units of EnergySolutions, Inc.
Signature(s) Required Below

Instructions:	Type or print legibly in ink. Sign and date form. Return original to EnergySolutions’ Legal Services Administrator, and retain a copy for your records.

Participant’s Name	Social Security Number	Date of Birth

I hereby designate the beneficiary(ies) named below to receive my restricted shares of EnergySolutions, Inc. Unless otherwise provided in this request, if two or more primary beneficiaries are named, the shares shall be distributed pursuant to the terms of the Plan in equal portions (rounded to the nearest whole number) to the named primary beneficiaries if surviving the Participant, or to the survivor(s).  If no primary beneficiary(ies) survive, the shares shall be distributed in like manner to the named contingent beneficiary(ies), if any.  If no beneficiary survives, shares shall be distributed according to the terms of the Plan.  The right of the Participant to change the beneficiary(ies) hereafter is reserved.

Primary Beneficiaries:

Beneficiary Full Name	Complete Address	Date of Birth	Social Security Number	Relationship to Participant

Contingent Beneficiaries:

This designation is revocable as to each beneficiary except when otherwise stated, and beneficiaries of like class shall share equally with right of survivorship.  Any designation of an individual shall mean an individual living at the Participant’s death.

Dated this day of , 20 , at	,	.
	City	State

Signature of Participant	Signature of Irrevocable Beneficiary(ies), if any

Signature of Irrevocable Beneficiary(ies), if any